Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement, as amended (Form S-3 No. 333-277584) of Sana Biotechnology, Inc.,
(2)
Registration Statement (Form S-8 No. 333-252862) pertaining to the Sana Biotechnology, Inc. 2018 Equity Incentive Plan, 2021 Incentive Award Plan, and 2021 Employee Stock Purchase Plan,
(3)
Registration Statement (Form S-8 No. 333-258302) pertaining to the Sana Biotechnology, Inc. Restricted Stock Unit Plan,
(4)
Registration Statement (Form S-8 No. 333-264846) pertaining to the Sana Biotechnology, Inc. 2021 Incentive Award Plan and 2021 Employee Stock Purchase Plan,
(5)
Registration Statement (Form S-8 No. 333-271728) pertaining to the Sana Biotechnology, Inc. 2021 Incentive Award Plan and 2021 Employee Stock Purchase Plan,
(6)
Registration Statement (Form S-8 No. 333-279219) pertaining to the Sana Biotechnology, Inc. 2021 Incentive Award Plan and 2021 Employee Stock Purchase Plan, and
(7)
Registration Statement (Form S-8 No. 333-287088) pertaining to the Sana Biotechnology, Inc. 2021 Incentive Award Plan.

of our report dated March 3, 2026, with respect to the consolidated financial statements of Sana Biotechnology, Inc. included in this Annual Report (Form 10-K) of Sana Biotechnology, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Seattle, Washington

March 3, 2026